UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2020

Cactus, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38390	35-2586106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Memorial City Way, Suite 300 Houston, Texas 77024
(Address of Principal Executive Offices) (Zip Code)

(713) 626-8800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	WHD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.               ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2020 Base Salary and Bonus Target for Certain Named Executive Officers

The Compensation Committee (the “Compensation Committee”) of the Board of Directors of Cactus, Inc. (the “Company”), after discussions with a compensation consultant (the “Consultant”), approved base salaries and cash bonus targets for 2020 for certain of the Company’s executive officers, including certain of the Company’s named executive officers.  The approved 2020 base salaries, which remain unchanged from 2019, and bonus targets, expressed as a percentage of each executive’s base salary, for such named executive officers are set forth in the table below:

Name:	2020 Base Salary:	2020 Bonus Target:
Scott Bender—President and Chief Executive Officer	$300,000	100%
Joel Bender—Senior Vice President and Chief Operating Officer	$300,000	100%
Steven Bender—Vice President of Operations	$300,000	80%
Stephen Tadlock—Vice President, Chief Financial Officer and Treasurer	$335,000	80%
David Isaac—General Counsel, Vice President of Administration and Secretary	$300,000	65%

In light of the current economic environment, management has elected to implement base salary reductions as follows: Messrs. Scott Bender, Joel Bender and Steven Bender have each agreed to 50% salary cuts from the amounts shown in the table and Messrs. Tadlock and Isaac have agreed to 20% salary cuts.

Approval of Forms of Performance Stock Unit Agreement

The Compensation Committee, after discussions with the Consultant, approved two forms of Performance Stock Unit Agreements (together, the “PSU Award Agreements”) for grants of performance stock units (“PSUs”) under the Company’s Long Term Incentive Plan (the “LTIP”). The PSU Award Agreements are substantially similar, except one agreement provides for three-year cliff vesting of PSUs (“Three Year Agreement”), and the other agreement provides for vesting of two-thirds of the PSUs granted thereunder on the second anniversary of the grant date and vesting of the remaining one-third on the third anniversary of the grant date (“Two and Three Year Agreement”). The PSU Award Agreements provide for the issuance on the vesting date(s) of a number of shares of the Company’s common stock determined based on the Company’s average annual return on capital employed (“ROCE”) during the applicable performance period, subject to adjustment based on the Company’s ROCE relative to the average ROCE of certain peer companies during such period.

The foregoing descriptions of the PSU Award Agreements are summaries, do not purport to be complete, and are qualified in their entirety by reference to the complete text of the PSU Award Agreements, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Form 8-K and are incorporated herein by reference.

Grants of RSUs and PSUs

In connection with the foregoing, effective March 11, 2020, the Compensation Committee also approved grants of restricted stock units (“RSUs”) and PSUs to certain of the Company’s named executive officers in accordance with the terms and provisions of the Company’s RSU and PSU Award Agreements and the LTIP. The RSUs vest on an equal annual basis over a three-year period from the grant date and the PSUs vest in accordance with the vesting schedule set forth in the form of PSU Award Agreement under which each grant was made. The table below sets forth the value of each grant of RSUs and PSUs to the named executive officers and the form of PSU Award Agreement under which each grant of PSUs was made:

Name:	Value of RSUs	Target Value of PSUs	Form of PSU Award Agreement
Scott Bender	$750,000	$750,000	Three Year Agreement
Joel Bender	$750,000	$750,000	Three Year Agreement
Steven Bender	$400,000	$200,000	Two and Three Year Agreement
Stephen Tadlock	$402,000	$201,000	Two and Three Year Agreement
David Isaac	$350,000	$175,000	Two and Three Year Agreement

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1	Form of Performance Stock Unit Agreement (three-year vesting) under the Cactus, Inc. Long Term Incentive Plan.
10.2	Form of Performance Stock Unit Agreement (two and three-year vesting) under the Cactus, Inc. Long Term Incentive Plan.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2020

Cactus, Inc.

By:	/s/ David Isaac
Name:	David Isaac
Title:	General Counsel, Vice President of Administration and Secretary

4